Exhibit 3.8(a)
(Illegible)
ARTICLES OF INCORPORATION

OF

AMERICAN CHECK EXCHANGE, INC.
KNOW ALL MEN BY THESE PRESENTS:
     That we, the undersigned, having associated ourselves together for the purpose of forming a corporation under and by virtue of the laws of the State of Arizona, do hereby adopt the following original Articles of Incorporation:
ARTICLE I
     The name of the corporation shall be AMERICAN CHECK EXCHANGE, INC.
ARTICLE II
     The names and addresses of each of the incorporators are as follows:

David Michel	3400 E. Thomas Road Phoenix, Arizona 85018

Karl Jeffrey Erhart	3300 N. Central, #1400 Phoenix, Arizona 85012
ARTICLE III
     The purpose for which this corporation is organized include the transaction of any and all lawful business for which a corporation may be incorporated under the laws of the State of Arizona, as presently existing or hereafter amended.
     The character of business which the corporation initially intends actually to conduct in the State of Arizona is check cashing and providing other financial services to customers.
ARTICLE IV
     The aggregate authorized stock of the corporation shall be 1,000,000 shares of $0.25 par value.
ARTICLE V
     The number of directors constituting its initial board of directors is one. The name and address of the person who is to serve as such director until the first annual meeting of

(Illegible)
the stockholders, or until his successors have been elected and qualified, is:

David Michel	3400 E. Thomas Road Phoenix, Arizona 85018
ARTICLE VI
     This corporation does hereby appoint PAUL E. GILBERT, whose address is 3300 North Central Avenue, Suite 1400, Phoenix, Arizona 85012, its initial statutory agent in and for the State of Arizona, for and on behalf of this corporation, to accept and acknowledge service of and upon whom may be served all necessary process or processes in any action, suit or proceeding that may be brought against said corporation in any of the court of the said State of Arizona, such service of process or notice, and the acceptance upon the corporation.
     IN WITNESS WHEREOF, we hereto affix our signatures this 2nd day of November, 1982.

/s/ David Michel
DAVID MICHEL

/s/ Karl Jeffrey Erhart
KARL JEFFREY ERHART

STATE OF ARIZONA	)
	)	ss.
Country of Maricopa	)
     On this, the 2nd day of November, 1982, before me, the undersigned Notary Public, personally appeared DAVID MICHEL, known to me to be the person whose name is subscribed to the within

(Illegible)
instrument and acknowledge that he executed the same for the purposes therein contained.
     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Illegible
Notary Public
My Commission Expires:
March 17, 1983

STATE OF ARIZONA	)
	)	ss.
County of Maricopa	)
     On this, the 2nd day of November, 1982, before me, the undersigned Notary Public, personally appeared KARL JEFFREY ERHART, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.
     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Illegible
Notary Public
My Commission Expires:
March 17, 1983

(Illegible)
November 2, 1982
Arizona Corporation Commission
P.O. Box 6019
Phoenix, AZ 85005
RE:	American Check Exchange, Inc.
     I, Paul E. Gilbert, having been designated to act as Statutory Agent, hereby consent to act in that capacity until renewal or resignation is submitted in accordance with the Arizona Revised Statutes.

/s/ Paul E. Gilbert

(Illegible)	(STAMP)
ARTICLES OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
AMERICAN CHECK EXCHANGE, INC.
     Pursuant to Arizona Revised Statutes, Sections 10-059, 10-061, and 10-062, AMERICAN CHECK EXCHANGE, INC. (the “Corporation”), an Arizona corporation, hereby certifies that:
     1. The present name of the Corporation is AMERICAN CHECK EXCHANGE, INC.
     2. The following Amendment to the Articles of Incorporation of the Corporation has been duly adopted.
          The present Article I has been deleted, and a new Article I has been substituted which reads as follows:
“ARTICLE I
     The name of the Corporation is ANY KIND CHECK CASHING CENTERS, INC. (the ‘Corporation’).”
     3. The sole stockholder of the Corporation unanimously adopted the foregoing Amendment on Dec. 31, 1985.
     4. There were four hundred (400) shares of the Corporation outstanding and entitled to vote the foregoing Amendment.

(Illegible)
     5. All of the outstanding shares of the Corporation were voted in favor of the foregoing Amendment.
     6. The foregoing Amendment does not provide for an exchange, reclassification, or cancellation of issued shares.
     7. The foregoing Amendment does not effect a change in the amount of stated capital of the Corporation.
     8. On Dec. 31, 1985, the Board of Directors, by written consent, unanimously adopted a resolution setting forth the proposed Amendment and directing that it be submitted to the sole stockholder.
     IN WITNESS WHEREOF, AMERICAN CHECK EXCHANGE, INC., has caused these Articles of Amendment to be signed and executed in its corporate name by its President and attested by its Secretary on this 31 day of December, 1985.

AMERICAN CHECK EXCHANGE, INC., an Arizona corporation
By	/s/ George Brimhall
George Brimhall, President

ATTEST:
/s/ Leland J. Buttle
Leland J. Buttle, Secretary

(Illegible)

STATE OF ARIZONA	)
	)	ss.
County of Maricopa	)
     I, the undersigned, a Notary Public in and for the jurisdiction aforesaid, do certify that on December 31, 1985, personally appeared GEORGE BRIMHALL and LELAND J. BUTTLE, President and Secretary, respectively, of AMERICAN CHECK EXCHANGE, INC., an Arizona corporation, and in the name of and on behalf of the Corporation acknowledged the foregoing Articles of Amendment to be the corporate act of the Corporation and who made oath in due form of law that the matters set forth in these Articles of Amendment are true to the best of their knowledge, information and belief.
     WITNESS MY HAND AND SEAL on the day and year first above written.

Notary Public

My Commission Expires:
May 3, 1988
69.20.18

(Illegible)

BGWM Service Corporation
Suite 1000 Great American Tower
3200 North Central Avenue
Phoenix, Arizona 85012-2417

November 27, 1987
(STAMP)
Arizona Corporation Commission
P.O. Box 6019
Phoenix, Arizona 85005
Re:	Any Kind Check Cashing Centers, Inc. Your File No. 151230-3
Gentlemen:
     Effective immediately, please be advised that the address of the above-named corporation’s statutory agent has changed. The new address is:
   BGWM Service Corporation
* Suite 1000 Great American Tower
* 3200 North Central Avenue
   Phoenix, Arizona 85012
     Please affix your dated “Received” stamp to the enclosed copy of this letter and return it to me in the enclosed stamped, self-addressed envelope.
     Thank you for your assistance.

Sincerely, BGWM Service Corporation
/s/ K. Layne Morrill
K. Layne Morrill
Vice President

(STAMP)

STATE OF ARIZONA Office of the CORPORATION COMMISSION I, Ernest G. Johnson, Executive Director of the Arizona Corporation Commission, do hereby certify that the attached copy of the following document: STATEMENT OF CHANGE, 05/26/2006 consisting of 1 pages, is a true and complete copy of the original of said document on file with this office for: ANY KIND CHECK CASHING CENTERS, INC. ACC file number: -0151230-3 IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal of the Arizona Corporation Commission on this date: December 4, 2009. Executive Director By:

CORPORATION
STATEMENT OF CHANGE OF
KNOWN PLACE OF BUSINESS OR STATUTORY AGENT ADDRESS
1.	The exact name of the Corporation on file with the Arizona Corporation Commission (ACC) is:
ANY KIND CHECK CASHING CENTERS, INC.
2.	The ACC File Number is:
1512303
3.	The address of the known place of business currently on file with the ACC is:
1436 LANCASTER AVE #210, BERWYN, PA 19312
4.	The address of the current statutory agent on file with the ACC is:
3225 N CENTRAL AVE, PHOENIX, AZ 85012
5.	The name of the current statutory agent is:
C T CORPORATION SYSTEM
6.	The new address of the statutory agent in Arizona is:
2394 E. Camelback Road, Phoenix, AZ 85016
7.	The statutory agent has given the entity written notice of this change.
8.	If the entity indicates its address of the known place of business in Arizona is our (the statutory agent) address, please update accordingly.
Dated: May 19, 2006

CT CORPORATION SYSTEM
/s/ Kenneth J Uva
Kenneth J Uva, Vice President

Received
May 26, 2006
Arizona Corporation
Commission
Corporations Division

STATE OF ARIZONA
Office of the
CORPORATION COMMISSION
I, Ernest G, Johnson, Executive Director of the Arizona Corporation Commission, do hereby certify that the attached copy of the following document:
OFFICER/DIRECTOR CHANGE, 06/30/2008
consisting of 1 pages, is a true and complete copy of the original of said document on file with this office for:
ANY KIND CHECK CASHING CENTERS, INC.
ACC file number: -0151230-3
IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal of the Arizona Corporation Commission on this date: December 4, 2009.
Executive Director: By: Manager

Arizona Corporation Commission
Corporation Division — Annual Reports Section
1300 West Washington, 1st Floor
Phoenix, AZ 85007-2929
Re:	Change/Removal/Addition of Officers
Entity Names: Moneymart, Inc. — F-0975298-9
P D Recovery, Inc. — # F-1280685-0
Anykind Check Cashing Centers, Inc. — # 0151230-3(Illegible)
Monetary Management of Maryland, Inc. — # F-1386599-0
Dear Sir/Madam:
Please be advised that the Corporation Officers for the above entities have changed. Donald Gayhardt, the former President of the above entity is no longer with the company as of May 31, 2008. Kindly allow your records to refect such changes as indicated under the New List of Officers below.
(STAMP)
Old Officer List

Donald F. Gayhardt-President
Jeffrey A. Weiss-CEO
Peter J. Sokolowski — Secretary
New List of Officers
Jeffrey A. Weiss — CEO and Director
Randall L. Underwood — Executive Vice Pres, Chief Financial Officer and Director
Roy W. Hibberd — Secretary
Peter J. Sokolowski — Assistant Secretary
Thank you for your attention to this matter. Feel free to contact our Corporate Paralegal, Kim Love, with any questions or concerns at (610) 640-5923 or via email at Kim.Love@dfg.com.

Sincerely,
/s/ Peter J. Sokolowski
Peter J. Sokolowski
PS/kl
•	Daylesford Plaza

•	1436 Lancaster Avenue, Suite 210

•	Berwyn, PA 19312

•	610-295-3400

•	610-296-2814 Fax

STATE OF ARIZONA
Office of the CORPORATION COMMISSION
I, Ernest G. Johnson, Executive Director of the Arizona Corporation Commission, do hereby certify that the attached copy of the following document:
STATEMENT OF CHANGE, 02/12/2009
consisting of 2 pages, is a true and complete copy of the original of said document on file with this office for:
ANY KIND CHECK CASHING CENTERS, INC. ACC file number; -0151230-3
IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal of the Arizona Corporation Commission on this date: December 4, 2009.
Executive Director

AZ Corp. Commission

02676761

NO FILING FEE REQUIRED

CORPORATION
STATEMENT OF CHANGE OF
KNOWN PLACE OF BUSINESS OR STATUTORY AGENT

Pursuant to A.R.S. §§10-502, 10-1508, 10-11508 & 10-3502

NOTE: It is critical that the Corporation Commission receive information about the existing (old) official address and/or agent data as well as the new address or agent data. Please check with our Customer Phone Bank, (602) 542-3026 or our web site, www.azcc.gov/corp to obtain the correct information.

1. The exact name of the corporation on file with the Arizona Corporation Commission (ACC) is:

   ANY KIND CHECK CASHING CENTERS, INC.

2. The ACC file number is 0151230-3

3. The known place of business currently on file with the ACC is:

   1436 LANCASTER AVE #210
   BERWYN, PA 19312

RECEIVED
FEB 1 2 2009
ARIZONA CORP COMMISSION
CORPORATIONS DIVISION

4. The name and street address of the current statutory agent on file with the ACC is:

   CT Corporation System
   2394 East Camelback Road
   Phoenix, AZ 85016

5. ☐(A) The known place of business in ARIZONA is to be changed. The street address of the new known place of business is:

   ☐(B) Foreign corporations only:
   The known place of business in the State or Country in which the corporation was incorporated is to be changed. The new foreign address is:

   Indicate which address the Annual Report should be mailed to:

   5(A)________ 5(B)________

6. ☐(A) The address of the statutory agent is to be changed.* (If the statutory agent has a P.O. box or personal mail box (PMB) then he/she must also provide a physical location/address).

   If only changing the statutory agent's address, the statutory agent is the only individual who must sign this statement. * By signing this document, the statutory agent acknowledges that he/she has given the corporation written notice of this change.

AR: 0009
Rev: 10/2006
Page 1 of 2

Arizona Corporation Commission
Corporations Division

Corporation Name: any KIND check cashing centers, ING File Number: 0151230-3
☒ (B) The statutory agent in ARIZONA is to be changed. The name and street address of the new statutory agent is:
National Registered Agents, Inc.
838 North Fifth Avenue
Phoenix, AZ 85003
The new statutory agent must accept his/her appointment as the new statutory agent
Acceptance of Appointment By Statutory Agent**
** (required only if a new statutory agent is being appointed)
The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective this 30th day of January, 2009
Signature by: Norine Nagel Printed Name: Norine Nagel Title: Assistant Secretary
National Registered Agents, Inc. if signing on behalf of a company, please print the company name here.
Statutory agent must sign only if changing his/her address (Item 6(A).
Dated this day of ,
Signature:
Printed Name:
if signing on behalf of a company, please print the company name here
Changes to corporation(s) other than changes to a statutory agents address, must be executed by an officer of the corporation.
Dated this 3rd day of February, 2009
Signature:
Printed Name: Roy Hibberd
Title: Secretary